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                                                               EXHIBIT 14

                          KPMG Peat Marwick LLP
                           4200 Norwest Center
                         90 South Seventh Street
                          Minneapolis, MN 55402




                      INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.:



We consent to the use of our reports and references to our Firm included in or incorporated by reference in the Prospectuses and Statements of Additional Information of Fortis Income Portfolios, Inc. and Fortis Advantage Portfolios, Inc., and the reference to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" in Part A of this Registration Statement.




                                   /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP



Minneapolis, Minnesota
November 13, 1995